Exhibit 23.3 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Insurance Holdings Corp. of our report dated March 28, 2018, relating to our audits of the consolidated financial statements, the financial statement schedules and internal control over financial reporting that appear in the Annual Report on Form 10-K of United Insurance Holdings Corp. for the year ended December 31, 2017. Omaha, Nebraska May 7, 2020